     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 2000
                        REGISTRATION NO. 333-___________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         STERLING FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

        WASHINGTON                                              91-1572822
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)


                              111 NORTH WALL STREET
                            SPOKANE, WASHINGTON 99201
                                 (509) 458-2711
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                              STERLING SAVINGS BANK
                              EMPLOYEE SAVINGS AND
                             INVESTMENT PLAN & TRUST


                                   COPIES TO:


NED M. BARNES, SECRETARY                   DONALD J. LUKES, ESQ.
STERLING FINANCIAL CORPORATION             WITHERSPOON, KELLEY, DAVENPORT
111 NORTH WALL STREET                         & TOOLE, P.S.
SPOKANE, WASHINGTON  99201                 WEST 422 RIVERSIDE AVENUE, SUITE 1100
(509) 458-2884                             SPOKANE, WASHINGTON  99201
                                           (509) 624-5265
 (Name, address and telephone number, including area code, of agent for service)



                            Calculation of Registration Fee

--------------------------------------------------------------------------------------------
 Title of
Securities            Amount         Proposed Maximum     Proposed Maximum      Amount of
  to be               to be          Offering Price          Aggregate         Registration
Registered         Registered (1)      Per Share (2)     Offering Price (2)        Fee
--------------------------------------------------------------------------------------------
Common Stock,         240,000             $12.09              $2,901,600        $766.02
1.00 par value
per share
--------------------------------------------------------------------------------------------


(1) Represents an estimate of such presently undeterminable number of shares as may be purchased with employee contributions pursuant to the Sterling Savings Bank Employee Savings and Investment Plan & Trust (the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated Pursuant to Rule 457(c) and (h) solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low trading prices of the common stock, $1.00 par value per share (the "Common Stock") of Sterling Financial Corporation, (the "Registrant"), as reported on the Nasdaq Stock Market on August 16, 2000.

         This Registration Statement shall become effective automatically upon the date of filing, in accordance with Rule 462, under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART I

Item 1.  Plan Information

         Information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Item 2.

         See response to Item 1 above.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Commission are incorporated herein by reference:

         (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

         (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

         (3) The Registrant's Current Reports on Form 8-K on May 2, 2000 and July 28, 2000; and

         (4) The description of the Common Stock of the Registrant as set forth in a registration statement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof commencing on the respective dates on which such documents are filed.

         Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable

Item 6.  Indemnification of Directors and Officers.

         The Washington Business Corporation Act permits and the Restated Articles of Incorporation and Bylaws of the Registrant provide that to the fullest extent allowed by applicable laws existing from time to time, any person may, and directors and officers shall, be indemnified or reimbursed by the Registrant for reasonable expenses (including attorneys' fees) actually incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which he or she shall be made a party or threatened to be made a party by reason of his or her being or having been a director, officer, employee or agent of the Registrant or of any firm, corporation, employee benefit plan or other organization which he or she served in any such capacity at the request of the Registrant; provided, however, that no person shall be so indemnified or reimbursed (1) in relation to any matter in such action, suit or proceeding as to which he or she shall finally be adjudged to have been guilty or liable for gross negligence, willful misconduct or criminal acts in the performance of his or her duties to the Registrant; or (2) in relation to any matter in such action, suit or proceeding which has been made the subject of a compromise settlement except with the approval of (a) a court of competent jurisdiction, (b) the holders of record of a majority of the outstanding shares of the Registrant or (c) the Board of Directors, acting by vote of a majority of directors not parties to the same or substantially the same action, suit or proceeding, whether or not such majority constitutes a quorum. The foregoing right of indemnification or reimbursement is not exclusive of other rights to which such person, his or her heirs, executors or administrators may be entitled as a matter of law. Persons indemnified are deemed to include the heirs, legal representatives, executors and administrators of such persons.

         Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding. The director, officer, employee or agent must repay such amount, however, if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant.

         The Registrant's Restated Articles of Incorporation also provide that a director of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damages for conduct as a director, except for liability of the director for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) conduct which violates RCW 23B.08.310 of the Washington Business Corporation Act pertaining to unpermitted distributions to shareholders or loans to directors or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the Registrant shall not adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

Item 7.  Exemption From Registration Claimed.

         Not Applicable

Item 8.  Exhibits.

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:



         Exhibit
         Number
         -------
             4.1      Reference is made to Registrant's Restated Articles
                      of Incorporation and Articles of Amendment of
                      Restated Articles of Incorporation filed as Exhibits
                      3.1 and 3.2, respectively, to Registrant's Form S-4
                      dated November 7, 1994 and incorporated by reference
                      herein.

             4.2 Copy of Bylaws of Registrant (amended and restated as of May 24, 1999). Filed as Exhibit 3.3 to
                      Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated by reference herein.

             4.3 The Registrant has outstanding certain long-term debt. None of such debt exceeds ten percent of Registrant's total assets; therefore, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits.
                      Copies of instruments with respect to such long-term debt will be furnished to the Commission upon request.

             5.1      Opinion of Witherspoon, Kelley, Davenport & Toole,
                      P.S. Filed herewith.

            23.1     Consent of Witherspoon, Kelley, Davenport & Toole,
                     P.S. (included in Exhibit 5.1 to this Registration
                     Statement).

            23.2 Consent of PricewaterhouseCoopers LLP. Filed herewith.

            24.1 Power of attorney (set forth on the signature pages to the Registration Statement).

            99.1     The Sterling Savings Bank Employee Savings and
                     Investment Plan & Trust.


Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act,
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and that offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Pursuant to the requirements of the Securities Act, the company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on this 16th day of August, 2000.


                                            STERLING FINANCIAL CORPORATION


                                      By    /s/ WILLIAM W. ZUPPE
                                            ------------------------------------
                                            WILLIAM W. ZUPPE, President,
                                            Chief Operating Officer and Director


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby grants a power of attorney to Daniel G. Byrne and Donald
J. Lukes and each of them, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities (including his capacity as a director or officer of Sterling Financial Corporation) to sign for such person, and in such person's name and capacity indicated below, any and all amendments to the Registration Statement of Sterling Financial Corporation and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each of them or any substitute therefor may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on August 16, 2000.



     SIGNATURE                                             TITLE                                                DATE
/s/ HAROLD B. GILKEY                    Chairman of the Board and Chief Executive Officer                  August 16, 2000
--------------------------
Harold B. Gilkey


/s/ WILLIAM W. ZUPPE                    President, Chief Operating Officer and Director                    August 16, 2000
--------------------------
William W. Zuppe


/s/ DANIEL G. BYRNE                     Senior Vice President-Finance, Assistant Secretary                 August 16, 2000
--------------------------              and Principal Financial Officer
Daniel G. Byrne


/s/ WILLIAM R. BASOM                    Vice President, Treasurer and Principal Accounting                 August 16, 2000
--------------------------              Officer
William R. Basom


/s/ NED M. BARNES                       Secretary and Director                                             August 16, 2000
--------------------------
Ned M. Barnes


/s/ RODNEY W. BARNETT                   Director                                                           August 16, 2000
--------------------------
Rodney W. Barnett


/s/ THOMAS H. BOONE                     Director                                                           August 16, 2000
--------------------------
Thomas H. Boone


/s/ JAMES P. FUGATE                     Director                                                           August 16, 2000
--------------------------
James P. Fugate


/s/ ROBERT D. LARRABEE                  Director                                                           August 16, 2000
--------------------------
Robert D. Larrabee

                                        7


/s/ ROBERT E. MEYERS                    Director                                                           August 16, 2000
--------------------------
Robert E. Meyers


/s/ DAVID O. WALLACE                    Director                                                           August 16, 2000
--------------------------
David O. Wallace


         THE PLAN. Pursuant to the requirements of the Securities Act, the Investment Committee of Sterling Savings Bank, as administrators of the undersigned, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on August 16, 2000.

                                    STERLING SAVINGS BANK
                                    EMPLOYEE SAVINGS AND
                                    INVESTMENT PLAN & TRUST


August 16, 2000                     BY  /s/ DANIEL G. BYRNE
                                        ------------------------------
                                        Daniel G. Byrne, Advisory
                                        Committee Member





























                                        9